UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2013 (April 26, 2013)

 BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 26, 2013, Barnes & Noble, Inc. (the “Company”) entered into a letter agreement (the “Amendment”) with respect to its existing credit agreement with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders party thereto in order to amend the definition of Consolidated EBITDA contained therein to exclude the impact of inventory charges in the fiscal quarter ended January 26, 2013 from the calculation of Consolidated EBITDA.  Such inventory charges resulted from the holiday sales shortfall and related matters as previously disclosed by the Company.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1	Letter Agreement with respect to Amended and Restated Credit Agreement, dated as of April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: April 26, 2013	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel & Secretary

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with respect to Amended and Restated Credit Agreement, dated as of April 26, 2013.